CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         We hereby consent to the use of our audit report of Biopulse International, Inc. dated November 14, 2001, in the Form 10-SB dated November 14, 2001 for BioPulse, International, Inc.







Salt Lake City, Utah
November 14, 2001